INTRACOASTAL POINTE OFFICE BUILDING
AMENDMENT TO OFFICE LEASE

This Amendment to Office Lease Agreement made and entered into this 21st day of June, 2019 by and between Quentin Partners Co. as Agent for Intracoastal Pointe, Inc. (both Florida corporations), as "Landlord;" and Dyadic International, Inc., as "Tenant."

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that Office Lease dated December 30, 2010, and the subsequent Amendments; relative to the Leased Premises set forth therein. Premises currently consist of Suite 404 and 405 (4,872 ± s.f.); and

WHEREAS, Landlord and Tenant now desire to extend the term of the lease by twelve months.

TERM: Term will begin on July 1, 2019 and end on June 30, 2020 (unless otherwise terminated as provided in the Lease).

TOTAL RENT:
7/01/19-6/30/20: $13.00 per square foot; $63,336.00 / year; $5,278.00 / month*
*All rates plus CAM (which shall never be less than $9.30 psf) plus sales tax (currently at 6.7%).

PREMISES: Landlord will deliver premises in an "as is" condition.

Except as set forth herein, all other terms, conditions, provisions and requirements of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

LANDLORD:
QUENTIN PARTNERS CO.
As Agent for: Intracoastal Pointe Inc.

By: James Q. Riordan, Jr., President

WITNESS:

Sharon Wood

TENANT:
DYADIC INTERNATIONAL, INC.

By: Mark Emalfarb, CEO

WITNESS:

By: